UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2005

GRAN TIERRA ENERGY INC.
(f/k/a GOLDSTRIKE INC.)

(Exact name of registrant as specified in its charter)

[Missing Graphic Reference]

Nevada	333-111656	98-0479924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300, 611 - 10th Avenue S.W.
Calgary, Alberta, Canada	T2R 0B2
(Address of principal executive offices)	(Zip Code)

(403) 265-3221
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountants.

On November 10, 2005, Gran Tierra Energy Inc., a Nevada corporation formerly known as Goldstrike, Inc. (the “Registrant”), consummated a share purchase agreement with Gran Tierra Energy Inc., a privately held Canadian company (“Gran Tierra Canada”), and the holders of Gran Tierra Canada’s capital stock. That same day, the Registrant and Gran Tierra Goldstrike, Inc., a Canadian subsidiary of the Registrant, consummated an assignment agreement. In these two transactions, the holders of Gran Tierra Canada’s capital stock acquired shares of either the Registrant’s common stock or exchangeable shares of Goldstrike Exchange Co., and Goldstrike Exchange Co. acquired substantially all of Gran Tierra Canada’s capital stock. Additionally, the Registrant changed its name to Gran Tierra Energy Inc., with the management and business operations of Gran Tierra Canada, remaining incorporated in the State of Nevada. Through these transactions, Gran Tierra Canada became a wholly-owned subsidiary of the Registrant.

Prior to the above-described transactions, the independent registered public accounting firm for the Registrant was Moen and Company, and the independent auditors for Gran Tierra Canada were Deloitte & Touche LLP. Because the above-described transactions were treated as a reverse acquisition for accounting purposes, future historical financial reports filed by the Registrant will be those of Gran Tierra Canada, the accounting acquirer. Accordingly, the Registrant’s board of directors determined to change its independent registered public accounting firm from Moen and Company to Deloitte & Touche LLP. Moen and Company was dismissed as the independent registered public accounting firm of the Registrant on April 12, 2006, effective as of November 10, 2005, and Deloitte & Touche LLP was engaged as the independent registered public accounting firm for the Registrant on November 10, 2005. As a result of being the auditors of Gran Tierra Canada, Deloitte & Touche LLP consulted with Gran Tierra Canada and the Registrant regarding the above-described transactions.

The reports of Moen and Company on the Registrant’s financial statements for the fiscal years ended December 31, 2004 and December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Moen and Company did express concern that that the Registrant would not be able to continue as a “going concern” because the Registrant had not sustained profitable operations. However, the report of Moen and Company on the Registrant’s financial statements for the fiscal years ended December 31, 2004 and December 31, 2003 did not contain an explanatory paragraph relating to the Registrant’s ability to continue as a “going concern.”

In connection with the audit of the Registrant’s financial statements for the fiscal year ended December 31, 2004, and during the fiscal years ended December 31, 2003 and December 31, 2004 through April 12, 2006, there were no disagreements with Moen and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Moen and Company, would have caused Moen and Company to make reference to the matter in its reports.

During the most recent fiscal year and through the date of the dismissal of Moen and Company, no information is required to be reported under Item 304(a)(1)(iv)(B) of Regulation S-B.

Pursuant to the request of the Registrant, Moen and Company has furnished the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant in the Initial Report and, if not, to state the respects in which it does not agree with such statements. A copy of this letter is attached as exhibit 16.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Moen and Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gran Tierra Energy Inc.

Date:	By:	/s/ James Hart
Name: James Hart Title: Chief Financial Officer

Date: June 1, 2006